                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   March 31, 1997
                                                -----------------------------

                               RINGER CORPORATION
--------------------------------------------------------------------------------
       (Exact name of small business issuer as specified in its charter)


          Minnesota                        0-18921               41-0848688
--------------------------------------------------------------------------------
    (State or other jurisdiction         (Commission           (IRS Employer
       of incorporation)                  File Number)    Identification Number)


9555 James Avenue South, Suite 200, Bloomington,  Minnesota         55431-2543
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code     (612) 703-3300
                                                   ----------------------------


             9959 Valley View Road, Eden Prairie, Minnesota  55344
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

This Current Report on Form 8-K/A of Ringer Corporation (the "Registrant") furnishes the financial statements and the pro forma financial information that were omitted from the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on April 15, 1997 (the "Registrant's April 1997 Form 8-K") in accordance with Items 7 (a) (4) and 7 (b) (2) of Form 8-K which allow the Registrant a 60-day extension of the time for the filing of such financial statements and pro forma financial information. The financial statements and proforma financial information included herein relate to the acquisition by the Registrant of substantially all of the assets of Dexol Industries, Inc. as described in Item 2 of the Registrant's April 1997 Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS


    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         The following audited financial statements of Dexol Industries, Inc. for the fiscal years ended September 30, 1996 and 1995 are included in a separate section of this report following the signature page:

                 Report of Independent Public Accountants

                 Balance Sheets at September 30, 1996 and 1995.

                 Statements of Operations for the fiscal years ended September 30, 1996 and 1995.

                 Statements of Shareholders' Equity (Deficit) for the fiscal years ended September 30, 1996 and 1995.

                 Statements of Cash Flows for the fiscal years ended September 30, 1996 and 1995.

                 Notes to Financial Statements

         The following unaudited interim financial statements of Dexol Industries, Inc. for the five months ended February 28, 1997 are included in a separate section of this report following the signature page:


                 Condensed Balance Sheet at February 28, 1997

                 Condensed Statement of Operations for the five months ended February 28, 1997

                 Condensed Statement of Cash Flows for the five months ended February 28, 1997

                 Notes to Interim Condensed Financial Statements


(b)      PRO FORMA FINANCIAL INFORMATION

         The following proforma financial information is included with the financial statements in a separate section of this report following the signature page:

                 Pro Forma Statements of Operations for the fiscal year ended September 30, 1996

                 Pro Forma Statements of Operations for the six months ended March 31, 1997


(c)      EXHIBITS

         The following exhibit was filed with the Registrant's April 1997 Form 8-K and is incorporated by reference herein.


Exhibit Number and Description

2.1 Agreement for Purchase and Sale of Assets by and between Ringer Corporation and Dexol Industries, Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   RINGER CORPORATION





Dated:   June 16, 1997               By /S/ Mark G. Eisenschenk
                                        ---------------------------------------
                                        Mark G. Eisenschenk
                                        Executive Vice President and Chief
                                        Financial Officer
                                        (principal financial officer)

                    INDEX TO FINANCIAL STATEMENTS AND PRO
                         FORMA FINANCIAL INFORMATION


(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Report of Independent Certified Public Accountants             6

         Balance Sheets at September 30, 1996 and 1995.               7-8

         Statements of Operations for the fiscal years ended
                 September 30, 1996 and 1995.                           9

         Statements of Stockholder's Equity for the fiscal years
                 ended September 30, 1996 and 1995.                    10

         Statements of Cash Flows for the fiscal years ended
                 September 30, 1996 and 1995.                       11-12

         Notes to Financial Statements                              13-21

         Condensed Balance Sheet at February 28, 1997                  22

         Condensed Statement of Operations for the five months
                 ended February 28, 1997                               23

         Statement of Cash Flows for the five months
                 ended February 28, 1997                               24

         Notes to Interim Financial Statements                         25

(b)      PRO FORMA FINANCIAL INFORMATION

         Pro Forma Statements of Operations for the fiscal
                 year ended September 30, 1996                         26

         Pro Forma Statements of Operations for the six
                 months ended March 31, 1997                           27

         Notes to Pro Forma Statements of Operations                   27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders
Dexol Industries, Inc.

We have audited the accompanying balance sheets of Dexol Industries, Inc. as of September 30, 1996 and 1995, and the related statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dexol Industries, Inc. as of September 30, 1996 and 1995, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred net losses of $969,326 and $1,894,708 and had negative cash flows from operations of $239,124 and $2,505,680 for the years ended September 30, 1996 and 1995, respectively. These factors, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 9, 1997

                             DEXOL INDUSTRIES, INC.
                                 BALANCE SHEETS
                               As of September 30

                               ASSETS (Note 5)

                                                                   1996                     1995
                                                               ------------            ------------
Current assets
   Cash (Note 2)                                               $   376,922             $    26,647
   Accounts receivable, net of allowance for doubtful
      accounts of $147,130 and $34,000 (Note 7)                  1,731,980               2,427,699
   Inventories (Note 3)                                          3,157,390               4,447,905
   Prepaid expenses and other current assets                       171,813                 464,886
                                                                ----------              ----------

      Total current assets                                       5,438,105               7,367,137

Furniture and equipment, net of accumulated depreciation
   of $845,211 and $771,568 (Note 4)                               196,491                 183,704
Investment in subsidiary (Note 10)                                 357,358                       -
Package design costs, net of accumulated amortization of
   $69,031 and $38,797                                             381,205                 396,392
Formulae and trademarks, net of accumulated amortization
   of $191,382 and $187,382                                         28,000                  32,000
                                                                ----------              ----------

         Total assets                                          $ 6,401,159             $ 7,979,233
                                                               ===========             ===========





   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                           BALANCE SHEETS (Continued)
                              As of September 30,

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                   1996                    1995
                                                                              --------------          --------------
Current liabilities
   Accounts payable                                                           $    2,630,055          $   3,329,583
   Other accrued expenses                                                            343,835              1,305,660
   Current portion of notes payable to related parties (Note 5)                    2,246,597              2,160,397
                                                                               -------------           ------------

      Total current liabilities                                                    5,220,487              6,795,640

Notes payable to related parties, net of current portion (Note 5)                  1,490,218                523,813
                                                                               -------------           ------------

          Total liabilities                                                        6,710,705              7,319,453
                                                                               -------------           ------------

Commitments and contingencies (Note 6)

Shareholders' equity (deficit)
   Preferred stock, $1 par value
      60,000 shares authorized,
      none issued and outstanding                                                          -                      -
   Common stock, $1 par value
      240,000 shares authorized,
      158,595 shares issued and outstanding                                          158,595                158,595
   Additional paid-in capital                                                         87,079                 87,079
   (Accumulated deficit) retained earnings                                          (555,220)               414,106
                                                                               -------------           ------------

          Total shareholders' equity (deficit)                                      (309,546)               659,780
                                                                               -------------           ------------

              Total liabilities and shareholders' equity (deficit)             $   6,401,159           $  7,979,233
                                                                               =============           ============

   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                            STATEMENTS OF OPERATIONS
                       For the Years Ended September 30,


                                                                                   1996                    1995
                                                                              --------------          --------------
Revenues (Note 7)                                                             $   12,719,327          $  20,203,448

Cost of goods sold                                                                10,191,468             14,727,174
                                                                              --------------          -------------

Gross profit                                                                       2,527,859              5,476,274

Selling, general, and administrative expenses                                      3,283,279              7,348,831
                                                                              --------------          -------------

Loss from operations                                                                (755,420)            (1,872,557)
                                                                              --------------          -------------

Other income (expenses)
   Interest expense                                                                 (323,306)              (311,059)
   Equity in unconsolidated subsidiary                                                37,358                      -
   Other                                                                              72,842                 (5,499)
                                                                              --------------          -------------

      Total other income (expenses)                                                 (213,106)              (316,558)
                                                                              --------------          -------------

Loss before provision for (benefit from) income taxes                               (968,526)            (2,189,115)

Provision for (benefit from) income taxes                                                800               (294,407)
                                                                              --------------          -------------

Net loss                                                                      $     (969,326)         $  (1,894,708)
                                                                              ==============          =============

Net loss per share                                                            $        (6.11)         $      (11.95)
                                                                              ==============          =============

Weighted average shares outstanding                                                  158,595                158,595
                                                                              ==============          =============

   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                       For the Years Ended September 30,



                                                                                 Retained          Total
                                      Common Stock                Additional     Earnings       Shareholders'
                             ----------------------------          Paid-in     (Accumulated        Equity
                               Shares            Amount            Capital       Deficit)        (Deficit)
                             -----------------------------      ------------    ------------    ------------
Balance, October 1,
   1994                       158,595      $      158,595      $      87,079    $ 2,308,814      $ 2,554,488

Net loss                                                                         (1,894,708)      (1,894,708)
                              -------      --------------      -------------    -----------      -----------

Balance, September 30,
   1995                       158,595             158,595             87,079        414,106          659,780

Net loss                                                                           (969,326)        (969,326)
                              -------      --------------      -------------    -----------      -----------

Balance, September 30,
   1996                       158,595      $      158,595      $      87,079    $  (555,220)     $  (309,546)
                              =======      ==============      =============    ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                            STATEMENTS OF CASH FLOWS
                       For the Years Ended September 30,


                                                                                      1996                 1995
                                                                              -----------------      ---------------
Cash flows from operating activities
   Net loss                                                                   $     (969,326)         $  (1,894,708)
   Adjustments to reconcile net loss
      to net cash used in operating activities
          Depreciation and amortization                                              149,606                115,639
          Equity in unconsolidated subsidiary                                        (37,358)                     -
   (Increase) decrease in
      Accounts receivable                                                            695,719             (1,356,204)
      Inventories                                                                  1,290,515             (1,982,890)
      Prepaid expenses and other current assets                                      293,073               (152,823)
   Increase (decrease) in
      Accounts payable                                                              (699,528)             2,018,419
      Other accrued expenses                                                        (961,825)               746,887
                                                                               -------------           ------------

              Net cash used in operating activities                                 (239,124)            (2,505,680)
                                                                               -------------           ------------

Cash flows from investing activities
   Payments for purchases of furniture and equipment                                 (89,362)                (4,746)
   Increase in package design costs                                                  (53,844)              (341,309)
                                                                               -------------           ------------

              Net cash used in investing activities                                 (143,206)              (346,055)
                                                                               -------------           ------------

Cash flows from financing activities
   Proceeds from the issuance of notes payable                                       850,000              2,650,000
   Repayments of long-term debt                                                     (117,395)                (6,028)
                                                                               -------------           ------------

              Net cash provided by financing activities                              732,605              2,643,972
                                                                               -------------           ------------

                  Net increase (decrease) in cash                                    350,275               (207,763)

Cash - beginning of year                                                              26,647                234,410
                                                                               -------------           ------------

Cash - end of year                                                            $      376,922          $      26,647
                                                                              ==============          =============


Supplemental disclosures of cash flow information
   Interest paid                                                              $      286,153          $     219,076
                                                                              ==============          =============

   Income taxes refunded                                                      $     (295,207)         $    (193,827)
                                                                              ==============          =============

   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
                       For the Years Ended September 30,


Supplemental schedule of non-cash investing and financing activities:
In 1995, the Company entered into a note payable with a lender for machinery and equipment in the amount of $34,210.

In 1996, the Company acquired an investment in subsidiary from a related party in exchange for a note payable of $320,000.

In 1996, the line of credit of $2,350,000 was restructured and replaced with a note payable in the amount of $1,500,000 and a revolving line of credit of $850,000. As of September 30, 1996, the note payable and the line of credit had outstanding balances of $1,485,601 and $1,397,000, respectively.

   The accompanying notes are an integral part of these financial statements.

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Line of Business
     The Company was incorporated in 1931 as Destruxol Ltd. and changed its name to Dexol Industries, Inc. in 1968. The Company manufactures a variety of home and garden pesticides which are distributed throughout the United States.

     Basis of Presentation
     As discussed in Note 11, the Company sold substantially all its assets to Ringer Corporation ("Ringer") pursuant to a sales and purchase agreement dated March 31, 1997. Accordingly, the financial statements present Dexol Industries, Inc. on an unconsolidated basis to reflect the financial position, results of operations, and cash flows of the operating business purchased by Ringer. The Company's wholly-owned subsidiary, Dexol Maryland, Inc. has been presented using the equity method as this subsidiary was not purchased by Ringer.

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company experienced net losses of $969,326 and $1,894,708 and had negative cash flows from operations of $239,124 and $2,505,680 for the years ended September 30, 1996 and 1995, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

     In view of these matters, realization of a major portion of the assets in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements and the success of its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Revenue Recognition
     Revenue from the sale of products is recognized at the time of sale to its Customer.

     Advertising
     The Company expenses advertising costs as incurred. Advertising costs, which includes co-operative advertising, for the years ended September 30, 1996 and 1995 were $1,024,484 and $1,797,779, respectively.

     Package Design Costs
     The Company capitalized costs associated with the production of new label designs. The costs capitalized are being amortized over the estimated useful lives of seven years. Amortization expense for the years ended September 30, 1996 and 1995 was $69,031 and $38,797, respectively.

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Formulae and Trademarks
     Formulae and trademarks are carried at cost, less accumulated amortization. The Company provides for amortization using the straight-line method over the estimated useful lives of ten years. Amortization expense for the years ended September 30, 1996 and 1995 was $4,000 and $4,000, respectively.

     Income Taxes
     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Net Loss Per Share
     Net loss per share is based on the weighted average number of common and common equivalent shares outstanding during the year.

     Cash Equivalents
     For purposes of the statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Inventories
     Inventories are stated at the lower of cost (first-in, first-out basis) or market and consist primarily of materials, labor, and overhead. At September 30, 1996 and 1995, the reserve for inventory obsolescence was $71,730 and $84,280, respectively.

     Furniture and Equipment
     Furniture and equipment are stated at cost, less accumulated depreciation. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of five to ten years or the term of the lease, whichever is less, as follows:

         Machinery and equipment                   5 to 8 years
         Furniture and fixtures                    5 to 8 years
         Truck                                          5 years
         Leasehold improvements                   5 to 10 years

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Furniture and Equipment (Continued)
     Maintenance, repairs, and renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains or losses on the sale of furniture and equipment are recognized in the statements of operations.

     Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.


NOTE 2 - CASH

     The Company maintains cash balances at financial institutions located in California. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregated to $235,919 and $310,187 at September 30, 1996 and 1995, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


NOTE 3 - INVENTORIES

     As of September 30, inventories comprised of the following:

                                                      1996                      1995
                                                  -------------             ------------
          Raw materials                           $   1,797,846             $  2,369,611
          Finished goods                              1,359,544                2,078,294
                                                  -------------             ------------

                Total                             $   3,157,390             $  4,447,905
                                                  =============             ============

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 4 - FURNITURE AND EQUIPMENT

   As of September 30, furniture and equipment consist of the following:

                                                        1996                    1995
                                                  -------------             ------------
          Machinery and equipment                 $     853,334             $    763,732
          Furniture and fixtures                         69,158                   69,158
          Truck                                          31,746                   31,746
          Leasehold improvements                         87,464                   90,636
                                                  -------------             ------------

                                                      1,041,702                  955,272
          Less accumulated depreciation                 845,211                  771,568
                                                  -------------             ------------

                Total                             $     196,491             $    183,704
                                                  =============             ============


NOTE 5 - NOTES PAYABLE - RELATED PARTIES

  The Company and Gunlock Corporation ("Gunlock") are related parties as they have common ownership. The following is a summary of the transactions with the related parties:

                                                                                   1996                    1995
                                                                               ---------------        ---------------
            Note payable to Gunlock dated January 20, 1995.
                Interest accrues at 18% and is due and
                payable in full on January 1, 1997.  The note is
                secured by substantially all of the assets of the
                Company.                                                      $      500,000          $     500,000

            Line of credit with Gunlock which accrues interest
                at a prime rate (8.75% at September 30, 1995)
                plus 5.75%.  This rate is 5% over the rate
                Wells Fargo Bank charges Gunlock for its
                borrowing from the bank.  Interest is paid
                monthly.  The Company was permitted to borrow
                up to a maximum of $2,500,000.  During the fiscal
                year 1996, the line of credit was restructured
                and replaced with a note payable in the amount
                of $1,500,000 and a line of credit with maximum
                borrowings of $1,500,000.                                                  -              2,150,000


                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 5 - NOTES PAYABLE - RELATED PARTIES (Continued)

                                                                                   1996                    1995
                                                                               ---------------        ---------------
            Note payable in the amount of $1,500,000, payable
                in monthly principal installments of $1,600 plus
                interest at prime (8.25% at September 30,
                1996) plus 5.75%.  The note is due and
                payable in full on December 15, 2000 and is
                secured by substantially all the assets of the
                Company.  (a)                                                 $    1,485,605          $           -

            Line of credit bearing interest at prime plus 5.75%
                payable monthly.  The line of credit permits
                borrowing up to a maximum of $1,500,000
                repayable no later than December 15, 1996.  (a)                    1,397,000                      -

            Note payable to a company owned by an officer
                of Gunlock, payable in 36 monthly installments
                of $1,088 including interest of 9%, maturing in
                December 1997.  The note is secured by
                certain equipment.                                                    34,210                 34,210

            Note payable to an officer of Gunlock, due on
                demand, dated October 1, 1995 with interest
                at 8%.  The note is unsecured.                                       320,000                      -
                                                                              --------------          -------------

                                                                                   3,736,815              2,684,210
            Less current portion                                                   2,246,597              2,160,397
                                                                              --------------          -------------

                Long-term portion                                             $    1,490,218          $     523,813
                                                                              ==============          =============

Interest expense to all related parties was $323,306 and $311,059 for the years ended September 30, 1996 and 1995, respectively.

(a) Subsequent to September 30, 1996, Gunlock informed the Company that it will combine the $1,500,000 note payable and the $1,500,000 line of credit into one note for $3,000,000. Interest payable monthly at 5.75% over prime is due and payable in full on December 15, 2000.

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 5 - NOTES PAYABLE - RELATED PARTIES (Continued)

     The following is a schedule by years of future maturities of long-term debt:

            Year Ending
           September 30,
           -------------
                1997                                $  2,246,597
                1998                                      30,573
                1999                                      31,640
                2000                                      19,200
                2001                                   1,408,805
                                                     -----------
                   Total                            $  3,736,815
                                                    ============


NOTE 6 - COMMITMENTS AND CONTINGENCIES

     Leases - Related Party
     The main office and production facilities in Torrance, California are leased from Gunlock. The lease extends to July 31, 2000. Amounts due to Gunlock relating to this lease agreement which are included in accounts payable are $68,675 and $40,819 at September 30, 1996 and 1995, respectively.

     Minimum future rental commitments under this lease are as follows:

            Year Ending
           September 30,
           -------------
                1997                                $    164,820
                1998                                     164,820
                1999                                     164,820
                2000                                     137,350
                                                     -----------
               Total                                $    631,810
                                                    ============

     Rent expense was $250,500 and $274,882 for the years ended September 30, 1996 and 1995, respectively.

     Environmental Liabilities
     The Company is not aware of any environmental liabilities that would have a material impact on the Company's financial position, results of operations, or cash flows.

     Litigation
     The Company is subject to legal proceedings which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position, results of operations or cash flows of the Company.

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 7 - SALES

     Major Customers
     During the year ended September 30, 1996, the Company had one major customer which accounted for approximately 43% of net sales. At September 30, 1996, the amount due from this major customer amounted to $637,794.

     During the year ended September 30, 1995, the Company had one major customer which accounted for approximately 53% of net sales. At September 30, 1995, the amount due from this major customer amounted to $924,459.


NOTE 8 - INCOME TAXES

     A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                                                                  September 30,
                                                                     ----------------------------------------
                                                                          1996                      1995
                                                                     -------------              -------------
                  Income tax computed at federal statutory
                     tax rate                                               (34.0%)                    (34.0%)
                  Net operating loss carryforward                            34.0                       -
                  Carryback of net operating loss                             -                          18.5
                                                                      ------------              -------------

                        Total                                                   -%                     (15.5%)
                                                                      ============              =============


     Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                                    September 30,
                                                                      ---------------------------------------
                                                                           1996                    1995
                                                                      --------------          ---------------
                  Deferred tax assets
                     Allowance for doubtful accounts                  $      59,000           $       14,000
                     Inventory reserves                                      29,000                   34,000
                     Interest due to related party                           52,000                   37,000
                     Net operating loss carryforwards                       854,000                  165,000
                                                                       ------------            -------------

                                                                            994,000                  250,000
                     Valuation allowance                                   (967,000)                (219,000)
                                                                       ------------            -------------

                                                                             27,000                   31,000
                  Deferred tax liabilities
                     Depreciation                                           (27,000)                 (31,000)
                                                                       ------------            -------------

                        NET DEFERRED TAX ASSET (LIABILITY)             $          -            $           -
                                                                       ============            =============

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 8 - INCOME TAXES (Continued)

The components of the income tax provision are as follows:

                                                             September 30,
                                           --------------------------------------------------
                                                1996                               1995
                                           --------------                     ---------------
                  Current
                     Federal               $           -                      $     (295,207)
                     State                           800                                 800
                                           -------------                      --------------

                                                     800                            (294,407)
                  Deferred
                     Federal                           -                                   -
                     State                             -                                   -
                                           -------------                      --------------

                        Total              $         800                      $     (294,407)
                                           =============                      ==============

     The Company has unused net operating loss carryforwards of approximately $2,200,000 and $990,000 for federal and state income tax purposes, respectively, that begin to expire in 2010 and 1999, respectively.


NOTE 9 - RETIREMENT PLAN

     The Company sponsors a defined contribution retirement plan covering substantially all of its employees. Contributions are made at the discretion of the Board of Directors. No contributions were made for the years ended September 30, 1996 and 1995.


NOTE 10 - UNCONSOLIDATED SUBSIDIARY

     On October 1, 1995, the Company purchased all of the outstanding stock of Dexol Maryland, Inc. ("Maryland") from a related party in exchange for a demand note in the amount of $320,000 with interest at 8%. The financial statements of Maryland have not been consolidated into these financial statements as discussed in Note 1.

                             DEXOL INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996



NOTE 10 - UNCONSOLIDATED SUBSIDIARY (Continued)

     The following is selected unaudited financial data of Maryland as of and for the year ended September 30, 1996:

           Cash                                           $   993,156
           Land                                           $   134,062
           Notes payable                                  $   608,150
           Taxes payable                                  $   151,645
           Shareholders' equity                           $   367,423
           Net income                                     $    37,358

     Maryland's only activity during the year was the collection of a note receivable with interest and payment of operating expenses.


NOTE 11 - SUBSEQUENT EVENTS

     On March 31, 1997, the Company completed a transaction with Ringer Corporation ("Ringer") whereby the Company sold substantially all of its assets relating to its home and garden pesticide business including patents, trademarks, customer lists, and goodwill. The proceeds from the sale of the assets consist of Ringer assuming certain specified liabilities of the Company, the issuance of a $1,476,000 promissory note to the Company, and the issuance of restricted Ringer common stock.

                             DEXOL INDUSTRIES, INC.
                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                               As of February 28,

                                                                                       1997
                                                                                  ------------
ASSETS
Current assets
   Cash                                                                           $    124,073
   Accounts receivable                                                               2,220,075
   Inventories                                                                       2,941,354
   Prepaid expenses and other current assets                                           228,835
                                                                                  ------------
       Total current assets                                                          5,514,337

Furniture and equipment, net                                                           158,140
Investment in subsidiary                                                               357,358
Package design costs, net                                                              365,118
Formulae and trademarks, net                                                            26,334
                                                                                  ------------
       Total assets                                                               $  6,421,287
                                                                                  ============


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
   Accounts payable                                                               $  2,775,226
   Other accrued expenses                                                              413,029
   Current portion of notes payable to related parties                               2,686,160
                                                                                  ------------
       Total current liabilities                                                     5,874,415

Notes payable to related parties, net of current portion                             1,477,600
                                                                                  ------------

       Total liabilities                                                             7,352,015
                                                                                  ------------

Shareholders' equity (deficit)
   Preferred stock, $1 par value
       60,000 shares authorized,
       none issued and outstanding                                                           -
   Common stock, $1 par value
       240,000 shares authorized,
       158,595 shares issued and outstanding                                           158,595
   Additional paid-in capital                                                           87,079
   Accumulated deficit                                                              (1,176,402)
                                                                                  ------------

       Total shareholders' equity (deficit)                                           (930,728)
                                                                                  ------------

       Total liabilities and shareholders' equity (deficit)                       $  6,421,287
                                                                                  ============

                   See notes to interim financial statements.

                             DEXOL INDUSTRIES, INC.
                       CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                         Five Months Ended February 28,


                                                                                       1997
                                                                                  ------------
Revenues                                                                          $  2,972,694

Cost of goods sold                                                                   2,029,519
                                                                                  ------------

Gross profit                                                                           943,175

Selling, general, and administrative expenses                                        1,486,437
                                                                                  ------------

Loss from operations                                                                  (543,262)
                                                                                  ------------

Other income (expenses)
   Interest expense                                                                    (76,320)
   Other                                                                                (1,600)
                                                                                  ------------

       Total other income (expenses)                                                   (77,920)
                                                                                  ------------

Loss before provision for (benefit from) income taxes                                 (621,182)

Provision for (benefit from) income taxes                                                   --
                                                                                  ------------

Net loss                                                                          $   (621,182)
                                                                                  ============

Net loss per share                                                                $      (3.92)
                                                                                  ============

Weighted average shares outstanding                                                    158,595
                                                                                  ============





                   See notes to interim financial statements.

                             DEXOL INDUSTRIES, INC.
                       CONDENSED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                         Five Months Ended February 28,


                                                                                      1997
                                                                                  ------------
Cash flows from operating activities
   Net loss                                                                       $   (621,182)
   Adjustments to reconcile net loss
       to net cash used in operating activities
           Depreciation and amortization                                                60,511
   (Increase) decrease in
       Accounts receivable                                                            (488,095)
       Inventories                                                                     216,036
       Prepaid expenses and other current assets                                       (57,022)
   Increase (decrease) in
       Accounts payable                                                                145,171
       Other accrued expenses                                                           69,194
                                                                                  ------------
             Net cash used in operating activities                                    (675,387)
                                                                                  ------------

Cash flows from investing activities
   Increase in package design costs                                                     (4,407)
                                                                                  ------------
             Net cash used in investing activities                                      (4,407)
                                                                                  ------------

Cash flows from financing activities
   Proceeds from the issuance of notes payable                                         439,563
   Repayments of long-term debt                                                        (12,618)
                                                                                  ------------
             Net cash provided by financing activities                                 426,945
                                                                                  ------------

Net increase (decrease) in cash                                                       (252,849)

Cash - beginning of period                                                             376,922
                                                                                  ------------

Cash - end of period                                                              $    124,073
                                                                                  ============


Supplemental disclosures of cash flow information
   Interest paid                                                                  $    110,137
                                                                                  ============

   The accompanying notes are an integral part of these financial statements.

                             Dexol Industries, Inc.
                         Notes to Financial Statements
                                  (UNAUDITED)
                               February 28, 1997


Note 1.  BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. They should be read in conjunction with the annual financial statements included in this Form 8-K/A for the year ended September 30, 1996. In the opinion of management, the interim financial statements include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for the interim periods presented. Operating results through the five month period ended February 28, 1997 are not necessarily indicative of the operating results for the year ending September 30, 1997.

         Net loss per share is calculated using the weighted average common shares outstanding.

Note 2. All comparative data reflect application of consistent accounting principles and contain no prior period adjustments.

Note 3.  INVENTORIES

         Inventory consists of the following:

                                                   February 28,
                                                      1997
                                                   -----------
         Raw Materials                             $ 1,602,864
         Finished Goods                              1,038,490
                                                   -----------
                                                   $ 2,641,354
                                                   ===========

Note 4.  LONG-TERM DEBT

                                                   February 28,
                                                       1997
                                                   -----------
         Notes payable to related parties          $ 4,163,760
         Less current portion                        2,686,160
                                                   -----------
                                                   $ 1,477,600
                                                   ===========

Note 5.  SUBSEQUENT EVENT

         On March 31, 1997, the Company sold substantially all of its assets to Ringer Corporation. The purchase price was comprised of the receipt of 1,059,340 shares of the Ringer Corporation restricted common stock valued at $1,397,005, the receipt of a promissory note from Ringer Corporation with a principal amount of $1,477,000 bearing simple interest at an annual rate of prime plus 3/4%.

Note 6.  UNCONSOLIDATED SUBSIDIARY

         On October 1, 1995, the Company purchased all of the outstanding stock of Dexol Maryland, Inc. ("Maryland") from a related party in exchange for a demand note in the amount of $320,000 with interest at 8%. The financial statements of Maryland have not been consolidated into these financial statements to reflect the financial position, results of operations, and cash flows of the operating business purchased by Ringer Corporation as discussed in note 5.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma statements of operations combines the results of operations of Ringer Corporation and Dexol Industries, Inc. for the year ended September 30, 1996 and for the six months ended March 31, 1997. The pro forma statements of operations are provided for illustrative purposes only and are not necessarily indicative of future results of operations of the Company, or of the results of operations the would actually have occurred had the acquisition been in effect during the periods presented. A balance sheet in not presented because the acquisition has been reflected in Ringer Corporation's balance sheet as of March 31, 1997 as filed in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997. The pro forma statements of operations are based on the assumptions set forth in the notes following such statements.


                               RINGER CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                      Fiscal Year Ended September 30, 1996

                                                                            Dexol
                                                     Ringer              Industries,       Pro Forma          Pro Forma
                                                  Corporation               Inc.          Adjustments         Combined
                                                ----------------       ---------------   -------------      -------------
Revenues                                        $     14,672,784        $  12,719,327      $                $  27,392,111
Cost of goods sold                                     7,647,293           10,191,468                          17,838,761
                                                 ---------------         ------------      ------------     -------------
Gross profit                                           7,025,491            2,527,859                           9,553,350
Selling, general, and                                                                          (100,000)(A)
  administrative expenses                              7,371,206            3,283,279            71,000 (B)    10,625,485
                                                 ---------------         ------------      ------------     -------------
Loss from operations                                    (345,715)            (755,420)          (29,000)       (1,072,135)
                                                 ---------------         ------------      ------------       -----------

Other income (expenses)
   Interest income (expense), net                          5,616             (323,306)           65,000 (C)      (252,690)
   Equity of unconsolidated subsidiary                                         37,358           (37,358)(D)            --
   Other                                                (228,020)              72,842                            (155,178)
                                                 ---------------         ------------      ------------   ---------------
       Total other income (expenses)                    (222,404)            (213,106)           27,642          (407,868)
                                                 ---------------         ------------      ------------   ---------------
Loss before provision for
    (benefit from) income taxes                         (568,119)            (968,526)          (56,642)       (1,480,003)
Provision for (benefit from)
    income taxes                                             --                   --                                  --
                                                 ---------------         ------------      ------------   ---------------
Net loss                                         $      (568,119)       $    (969,526)     $    (56,642)  $    (1,480,003)
                                                 ===============        =============      ============   ===============

Net loss per share                               $          (.05)                                         $          (.12)
                                                 ===============                                          ===============

Shares of common stock used
 to compute loss per share                            10,921,930                                               11,980,270
                                                 ===============                                          ===============

                               RINGER CORPORATION
                       PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                        Six Months Ended March 31, 1997

                                                                               Dexol
                                                        Ringer              Industries,        Pro Forma          Pro Forma
                                                      Corporation               Inc.           Adjustments        Combined
                                                     ---------------        -------------    --------------     --------------
Revenues                                              $   8,319,842         $  2,972,694      $                  $  11,292,536
Cost of goods sold                                        4,302,840            2,029,519                             6,332,359
                                                      --------------         ------------      ------------      -------------
Gross profit                                              4,017,002              943,175                             4.960,177
Selling, general, and                                                                               (42,000)(A)
  administrative expenses                                 4,030,775            1,486,437             29,600 (C)      5,504,812

Loss from operations                                         (13,773)          ( 543,262)           (12,400)          (544,635)
                                                      --------------         ------------      ------------      -------------

Other income (expense), net                                  19,916              (77,920)           (27,200)(B)        (30,804)
                                                      --------------         ------------      ------------      -------------
Loss before provision for
    (benefit from) income taxes                               6,143             (621,182)           (39,600)         (575,439)
Provision for (benefit from)
    income taxes                                                 --                   --                                  --
                                                      --------------         ------------      ------------      -------------
Net loss                                              $       6,143          $  (621,182)       $   (39,600)     $   (575,439)
                                                      ==============         =============      ============     =============

Net income (loss) per share                           $         .00                                              $       (.05)
                                                      ==============                                             =============

Shares of common stock used to
 compute income (loss) per share                      $   10,927,815                                               11,987,155
                                                      ==============                                             ============


             Notes to Unaudited Pro Forma Statements of Operations
                  For the Fiscal Year Ended September 30, 1996
                    and the Six Months Ended March 31, 1997

Note 1. The historical operating results of Ringer Corporation ("Ringer") and Dexol Industries, Inc. ("Dexol") includes the results of operations from October 1, 1995 through September 30, 1996 and from October 1, 1996 through February 28, 1997, respectively. The business acquired by Ringer from Dexol upon the acquisition by Ringer of substantially all the assets of Dexol has been carried out by Ringer as its Dexol Division. Results of operations of the Dexol Division has been included in the operating results of Ringer Corporation beginning March 1, 1997, the effective date of the acquisition for accounting and valuation purposes.

Note 2. The unaudited proforma statements of operations reflect the following adjustments:

         (A) Elimination of expenses associated with a portion of the business not acquired by Ringer Corporation.

         (B) Reduction in accrued interest expense on notes to Dexol shareholders not assumed by Ringer Corporation.

         (C) Amortization over 20 years of the excess of the purchase price over the net assets acquired for the five month period of October 1, 1996 through February 28, 1997

         (D) Elimination of equity in unconsolidated subsidiary not acquired by Ringer Corporation.